Exhibit 99.1

Tango Therapeutics Announces Leadership Appointments to Accelerate Late-Stage Development of Vopimetostat

- Matthew Gall appointed Chief Financial Officer -

- Additional key appointments add expertise in clinical operations, corporate strategy and project leadership -

BOSTON, April 15, 2026 (GLOBE NEWSWIRE) — Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, today announced key leadership appointments, adding three seasoned industry executives to the Company to support the rapid advancement of vopimetostat, a highly potent and selective PRMT5 inhibitor, towards its first potential regulatory approval in pancreatic cancer. Matthew Gall has been appointed Chief Financial Officer, Yen-Ching Chua as Chief Development Operations Officer, and Janice Kapty, PhD as SVP, Corporate Strategy and Project Leadership.

“Building on our longstanding scientific leadership and recent clinical progress, Tango has a unique opportunity with vopimetostat to bring a potentially paradigm-shifting treatment to patients with pancreatic and other cancers,” said Malte Peters, MD, President and Chief Executive Officer. “In order to support our goal and drive Tango’s next phase of growth, we have strengthened our development, corporate strategy and finance leadership to accelerate and support our efforts in late-stage development and potential commercialization. I extend my gratitude to our prior Chief Financial Officer, Daniella Beckman, for her many contributions to Tango since its inception, including taking the Company public and leading multiple capital raises. We wish her well in future endeavors. We look forward to presenting key clinical data this year, including initial data from our combination trial with Revolution Medicines, Inc.’s RAS(ON) inhibitors.”

Matthew Gall has been appointed Chief Financial Officer effective April 15, succeeding Daniella Beckman. Mr. Gall is a seasoned biotechnology executive with extensive finance, corporate development, strategic transaction and capital raising experience. Previously, he was Chief Financial Officer at Kalaris Therapeutics and iTeos Therapeutics, and held finance, business development and corporate strategy roles at Sarepta Therapeutics, Celgene Corporation and Gilead Sciences.

Yen-Ching Chua has been appointed Chief Development Operations Officer effective June 1, overseeing clinical operations including data management, as well as quality, clinical compliance and clinical sourcing. She brings deep global experience, having previously led clinical and development operations across complex global portfolios at Novocure, Debiopharm International, MorphoSys and Novartis.

In addition, Janice Kapty, PhD has been appointed SVP, Corporate Strategy and Project Leadership, effective April 15. In this role, she will be responsible for portfolio strategy, oversee the project management organization, and ensure strong project leadership for vopimetostat and portfolio therapies, including TNG456. Previously, Dr. Kapty led drug development teams at Arvinas, MorphoSys, Constellation Pharmaceuticals, Bristol Myers Squibb and Celgene Corporation.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief, or current expectation of Tango and members of the Tango senior management team. Forward-looking statements are not purely historical and may be accompanied by words such as “may,” “should,” “expect,” “intend,” “will,” “goal,” “estimate,” “anticipate,” “believe,” “predict,” “designed,” “potential,” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: Dr. Peters’s statements in this press release and statements regarding: (i) the potential of the Company’s PRMT5 molecules, as both standalone treatments and in combination with RAS(ON)-inhibitors, including our belief that vopimetostat has the potential to provide a paradigm-shifting treatment to patients with pancreatic and other cancers; (ii) expectations regarding the anticipated benefits of our molecules and the potential regulatory approval of vopimetostat; (iii) the anticipated impact of the management changes described herein; (iv) timing for disclosing initial, interim, updated, additional and final clinical trial results (including for combination studies), including expectations to present clinical updates for vopimetostat in combination with Revolution Medicine’s RAS(ON) inhibitors in 2026. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the benefits of product candidates seen in preclinical tests and analyses may not be evident when tested in later preclinical studies or in clinical trials or when used in broader patient populations (if approved for commercial sale); Tango may not be able to commence its clinical trials when expected, may not be able to continue dosing, initiate dose escalation and/or dose expansion on anticipated timelines, and may not generate or report clinical trial results (including final, initial, interim, or updated clinical trial results or additional safety and efficacy data and the establishment of proof-of-mechanism and proof-of-concept) in the anticipated timeframe (or at all); future clinical trial data releases may differ materially from initial or interim data from our current and future clinical trials; the expected benefits of our product candidates in patients as single agents and/or in combination may not be realized; government regulation may negatively impact Tango’s business; inadequate funding for or disruptions at the U.S. Food and Drug Administration or other government agencies may slow the time necessary for new drugs to be reviewed and/or approved or prevent these agencies from performing business functions on which the operation of our business may rely (which could negatively impact our business). Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the Securities and Exchange Commission (SEC), including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investors:

Elizabeth Hickin

ehickin@tangotx.com

Media:

1AB media

Amanda Lazaro

amanda@1abmedia.com